Oasis Petroleum Inc. Completes Strategic Acquisition of Williston Basin Assets, Announces Redetermination of Its Borrowing Base, and Schedules Third Quarter 2021 Conference Call

HOUSTON, Oct. 21, 2021 /PRNewswire/ -- Oasis Petroleum Inc. (NASDAQ: OAS) ("Oasis" or the "Company") announced today it has completed the previously announced strategic acquisition of Williston Basin assets from Diamondback Energy ("Seller"). The cash payment made at closing to the Seller of $511.3MM is net of the $75MM deposit paid in 2Q21 and reflects customary purchase price adjustments to the transaction, which was valued at approximately $745MM with an effective date of April 1, 2021.
Oasis also announced the lenders under its senior secured revolving credit facility completed their regular semi-annual redetermination of the borrowing base, resulting in the borrowing base increasing from $400MM to $900MM. The elected commitment amount will remain at $450MM. The next redetermination of the borrowing base is scheduled for April 1, 2022. On September 30, 2021, Oasis had a cash balance of approximately $818.9MM, $0 drawn on its credit facility, and $400MM of unsecured notes. Pro forma cash adjusting for the acquisition would have been $307.6MM.
"The closing of this asset acquisition allows us to integrate and drive significant value from our Williston Basin position, where we see long-term running room given our pro forma inventory depth," said Danny Brown, Oasis' Chief Executive Officer. "The closing follows Oasis' Permian Basin exit in June and represents a strategic portfolio repositioning, where we were able to buy assets for PDP value and sell assets for a significant premium to PDP value. With the closing, Oasis' pro forma volumes increase by approximately 50%."
"Oasis has fundamentally aligned resources with our core competitive strengths and strategic focus of building a sustainable enterprise that generates attractive returns and significant free cash flow for the benefit of the Company and shareholders. Oasis remains committed to increasing its fixed dividend by over 33% to $0.50/share, or $2.00/share annualized, in November 2021."
"I'm thankful for the hard work of all those involved in this transaction, with special thanks to the field employees who have been running the asset since we announced the transaction," added Mr. Brown. "We look forward to Oasis operating this asset in a manner consistent with our values: being respectful of, and engaging with, all of our stakeholders, including the Three Affiliated Tribes on the Fort Berthold Indian Reservation; showing commitment to our communities and the environment; and operating in a safe and sustainable manner."
Third Quarter 2021 Earnings Call
Oasis plans to announce its Third Quarter 2021 financial and operational results on Wednesday, November 3, 2021 at market close. Additionally, the Company will host a live webcast and conference call on Thursday, November 4, 2021 at 10:00 a.m. Central Time to discuss Third Quarter 2021 financial and operational results.
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, November 4, 2021
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/43295

Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial-in:	412-317-6061
Conference ID:	9965822
Website:	www.oasispetroleum.com

A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Thursday, November 11, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay access:	10161313

The call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Additionally, Oasis Petroleum and Oasis Midstream Partners plan to participate in the following energy conferences and investor events:

November 18:	Bank of America Global Energy Conference
December 8:	Capital One Energy Conference
December 14:	Pickering Energy Partners TE&MFest
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 ("COVID-19") pandemic on the Company's operations. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition and Permian Basin divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company's business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.

CONTACT: Oasis Petroleum Inc., Danny Brown, Chief Executive Officer, Michael H. Lou, Chief Financial Officer and Executive Vice President, Bob Bakanauskas, Director, Investor Relations, (281) 404-9600, ir@oasispetroleum.com